Exhibit 21.1
Attachment A
CATALENT, INC. SUBSIDIARIES
As of June 30, 2021

NAME (STATE/COUNTRY OF ORGANIZATION)
WHOLLY OWNED SUBSIDIARIES OF CATALENT, INC. (UNLESS OTHERWISE INDICATED)

1	Catalent Anagni S.r.l. (ITALY)
2	Catalent Argentina S.A.I.C. (ARGENTINA)
3	Catalent Belgium Holding S.A. (BELGIUM)
4	Catalent Belgium S.A. (BELGIUM)
5	Catalent Brasil Ltda (BRAZIL)
6	Catalent China Holdings Limited (CAYMAN ISLANDS)
7	Catalent Cosmetics AG (SWITZERLAND)
8	Catalent CTS (Edinburgh) Limited (UNITED KINGDOM)
9	Catalent CTS (Kansas City), LLC (DELAWARE)
10	Catalent CTS (Singapore) Pvt Ltd (SINGAPORE)
11	Catalent CTS (Wales) Limited (UNITED KINGDOM)
12	Catalent CTS UK Holding Limited (UNITED KINGDOM)
13	Catalent CTS, LLC (DELAWARE)
14	Catalent France Beinheim S.A. (FRANCE) (99.85%)
15	Catalent France Limoges Holding S.A.S. (FRANCE)
16	Catalent France Limoges S.A.S. (FRANCE)
17	Catalent Germany Eberbach GmbH (GERMANY)
18	Catalent Germany Holding II GmbH (GERMANY)
19	Catalent Germany Holding III GmbH (GERMANY)
20	Catalent Germany Schorndorf GmbH (GERMANY)
21	Catalent Gosselies SA (f/k/a MaSTherCell S.A.) (BELGIUM)
22	Catalent Gosselies PS SA (f/k/a Delphi Genetics SA) (BELGIUM)
23	Catalent Harmans Road, LLC (DELAWARE)
24	Catalent Holdco II, LLC (DELAWARE)
25	Catalent Holdco III, LLC (DELAWARE)
26	Catalent Holdco IV, LLC (DELAWARE)
27	Catalent Houston, LLC (DELAWARE)
28	Catalent Indiana Holdings, LLC (DELAWARE)
29	Catalent Indiana, LLC (INDIANA)
30	Catalent Italy Holding Srl (ITALY)
31	Catalent Italy S.p.A. (ITALY)
32	Catalent Japan K.K. (JAPAN)
33	Catalent JNP, Inc. (DELAWARE)
34	Catalent Maryland (DELAWARE)
35	Catalent Massachusetts, LLC (DELAWARE)
36	Catalent Micron Technologies Limited (UNITED KINGDOM)
37	Catalent Micron Technologies, Inc. (PENNSYLVANIA)
38	Catalent MSTC, Inc. (DELAWARE)
39	Catalent MTI Pharma Solutions Limited (UNITED KINGDOM)

Exhibit 21.1

40	Catalent MTI Pharma Solutions, Inc. (DELAWARE)
41	Catalent Netherlands Holding B.V. (NETHERLANDS)
42	Catalent Nottingham Limited (UNITED KINGDOM)
43	Catalent Ontario Limited (CANADA)
44	Catalent Pharma Solutions GmbH (SWITZERLAND)
45	Catalent Pharma Solutions Limited (UNITED KINGDOM)
46	Catalent Pharma Solutions, Inc. (DELAWARE)
47	Catalent Pharma Solutions, LLC (DELAWARE)
48	Catalent Pharmaceutical Technology (Shanghai) Co., Ltd. (CHINA)
49	Catalent PR Humacao, Inc. (PUERTO RICO)
50	Catalent San Diego Inc. (CALIFORNIA)
51	Catalent (Shanghai) Clinical Trial Supplies Co Ltd. (CHINA)
52	Catalent Shiga K.K. (JAPAN)
53	Catalent Singapore Holdings Pte. Ltd. (SINGAPORE)
54	Catalent U.K. Packaging Limited (UNITED KINGDOM)
55	Catalent U.K. Swindon Holding II Limited (UNITED KINGDOM)
56	Catalent U.K. Swindon Zydis Limited (UNITED KINGDOM)
57	Catalent UK Supply Chain Limited (UNITED KINGDOM)
58	Catalent Uruguay S.A. (URUGUAY)
59	Catalent US Holding I, LLC (DELAWARE)
60	Catalent USA Packaging, LLC (DELAWARE)
61	Cell Therapy Holding S.A. (BELGIUM)
62	Columbia Laboratories (Bermuda) Ltd. (BERMUDA)
63	Hepatic Cell Therapy Support S.A. (BELGIUM)
64	PTS Intermediate Holdings LLC (DELAWARE)
65	R.P. Scherer Technologies, LLC (NEVADA)
66	Raritan Valley Insurance Company (NEW JERSEY)
67	Redwood Bioscience Inc. (DELAWARE)
68	Skeletal Cell Therapy Support S.A. (BELGIUM)
69	Société d’Infrastructures de Services et d’Energies S.A. (BELGIUM)